                                                                 Exhibit 99.01


CARDINAL HEALTH



                                                 FOR IMMEDIATE RELEASE
        CONTACTS:

Media:  Jim Mazzola                        Investors:  Jim Hinrichs
        (614) 757-3690                                 (614) 757-7828
        jim.mazzola@cardinal.com                       jim.hinrichs@cardinal.com


                  CARDINAL HEALTH ANNOUNCES FOURTH QUARTER AND
                    YEAR-END RESULTS, FILES FISCAL 2004 10-K


DUBLIN, OHIO, OCT. 26, 2004-- Cardinal Health, Inc. (NYSE: CAH), the leading provider of products and services supporting the health care industry, announced fourth-quarter and fiscal 2004 results concurrent with the filing today of its fiscal 2004 Form 10-K with the Securities and Exchange Commission (SEC).

For the quarter ended June 30, in accordance with generally accepted accounting principles (GAAP), revenues rose 11 percent to $16.9 billion and increased 15 percent to $65.1 billion for the fiscal year. Earnings from continuing operations for the quarter were up 11 percent to $397.4 million, and increased 10 percent to $1.5 billion on a full-year basis. Diluted earnings per share from continuing operations for the quarter were $0.91, an increase of 15 percent. For the year, diluted earnings per share from continuing operations rose 14 percent to $3.47.

Cardinal Health Chairman and Chief Executive Officer Robert D. Walter said:
"Overall, solid progress was made during the year and the financial results we delivered were in line with our revised expectations. Certain businesses performed below our historic standards, but we also experienced continued strong contributions from others, most notably our Medical Products and Services segment. In Pharmaceutical Distribution and Provider Services, the business model transition underway put pressure on our earnings; however, over the long-term, we believe the future of pharmaceutical distribution is secure. We provide a valuable service to manufacturers that continues to be validated in the marketplace. Looking forward, we will continue to strengthen our market positions in all segments and remain committed to achieving our long-term performance goals."

FORM 10-K FILING
On Sept. 13, Cardinal Health announced initial conclusions from an internal review by the Audit Committee of its board of directors, assisted by independent counsel, which began in April. Updated details of these and additional findings by the Audit Committee are


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


CARDINAL HEALTH ANNOUNCES FOURTH QUARTER AND YEAR-END RESULTS,
FILES FISCAL 2004 10-K
PAGE 2

provided in the company's Form 10-K and include information about revenue reclassification and the treatment of cash discounts within the company's Pharmaceutical Distribution and Provider Services segment, timing of revenue recognition within the Automation and Information Services segment and earnings restatements from certain balance sheet reserve and accrual adjustments. (Cardinal Health's Form 10-K is available on the Investor Relations page at www.cardinal.com.)

FINANCIAL PERFORMANCE
After tax, special items during the quarter totaled $25.3 million, primarily related to the integration of recently acquired businesses. For the year, special items after tax totaled $35.6 million. (The following discussion includes the effect of restatements and adjusts certain amounts to exclude special items. Please see the attached financial table for a reconciliation of the GAAP amounts to the amounts excluding these items.)

Results for key measures include:

     o REVENUE rose 11 percent to $16.9 billion for the quarter and 15 percent to $65.1 billion for the year.

     o EARNINGS PER DILUTED SHARE from continuing operations before special items rose 13 percent for the fourth quarter to $0.97 versus $0.86 last year. For the year, earnings per share from continuing operations before special items increased 14 percent to $3.55.

          Earnings from continuing operations before special items rose 8 percent to $423 million for the quarter and reached $1.6 billion for the year, an increase of 10 percent over fiscal 2003.

     o RETURN ON EQUITY before special items was 20.7 percent for the year, even with the prior year.

     o CASH FLOW from operations for fiscal 2004 was $2.6 billion. Free cash flow of $1.1 billion in the quarter was the result of strong earnings combined with focused asset management. For the year, free cash flow rose to $2.2 billion, or 148 percent of net earnings.

STRATEGIC AND OPERATIONAL RESULTS
Cardinal Health made progress during the year using strategies to build scale and drive competitive advantage in the health care industry, expand product and service offerings, and make investments to deliver new levels of customer value through integrated solutions. A total of $4.5 billion of capital was deployed for the year, including more than $400 million in capital investments, $1.5 billion to repurchase 24.2 million shares of Cardinal Health stock and $2.6 billion to fund strategic acquisitions.

The company's Integrated Provider Solutions strategy continued to gain momentum and deliver value to hospital customers. Revenues from corporate agreements with health systems, which include products and services from multiple business units, increased 20 percent for the year. These strategic agreements now total more than $7 billion annually.

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


CARDINAL HEALTH ANNOUNCES FOURTH QUARTER AND YEAR-END RESULTS,
FILES FISCAL 2004 10-K
PAGE 3


Under its Integrated Provider Solutions strategy, Cardinal Health has aligned its resources for hospital customers, which contribute more than 50 percent of the company's earnings.

Strong pharmaceutical demand drove a revenue increase within the PHARMACEUTICAL DISTRIBUTION AND PROVIDER SERVICES segment of 12 percent for the quarter and 15 percent on a full-year basis. Operating earnings growth, however, was flat for the quarter and decreased 1 percent for the year due to the ongoing transition in how pharmaceutical manufacturers pay for the distribution services Cardinal Health provides. As this transition takes effect, Cardinal Health expects to be paid fees for distribution services on a non-contingent basis as services are provided. The transition is expected to improve returns and provide greater visibility to future earnings. In August, the company notified pharmaceutical manufacturers of a change in policy intended to transition existing distribution contracts to fee-based agreements by the next anniversary date of current agreements or April 1, 2005.

Cardinal Health's MEDICAL PRODUCTS AND SERVICES segment reported above-market revenue and earnings growth for the quarter and full year, including a double-digit increase in sales to physicians' offices and acute care facilities during the period. New product introductions and distribution contracts also fueled growth. Revenues from medical products and services now total more than $7.3 billion annually - an increase of 11 percent over the prior year - and operating earnings were up 13 percent to $666 million.

Revenues in the PHARMACEUTICAL TECHNOLOGIES AND SERVICES segment rose 4 percent during the quarter, while operating earnings improved 14 percent, led by strength in the company's Intercare operations. Intercare was acquired earlier in the year to expand Cardinal Health's global reach, enhance proprietary sterile manufacturing capabilities and broaden the company's participation in the European generic and injectible product markets. These results were partially offset by declines in oral products, whose year ago results included the key launch period for Mylan's Amnesteen(R) softgel product, and the slower-than-expected ramp up of production in certain sterile manufacturing projects with associated start up costs. For the full year, segment revenue increased 25 percent to $2.8 billion, and operating earnings grew 26 percent to $465 million. Excluding acquisitions, operating earnings would have increased 8 percent for the segment.

Capital spending pressure on hospital customers and the effect of product mix issues during the quarter contributed to a decline in revenues and earnings within the AUTOMATION AND INFORMATION SERVICES segment. For the year, revenues increased 2 percent to $681 million and operating earnings grew 2 percent to $270 million. With the $2 billion acquisition of Alaris Medical Systems now complete, the company has established a new financial reporting segment called CLINICAL TECHNOLOGIES AND SERVICES. Results for this segment, which will include Alaris products, Pyxis products and associated clinical services, will be reported for the first quarter of fiscal 2005 and will replace the company's current Automation and Information Services segment.

(Tables with specific segment results for the fourth quarter and full fiscal year are available at the Investor Relations page on www.cardinal.com.)


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


CARDINAL HEALTH ANNOUNCES FOURTH QUARTER AND YEAR-END RESULTS,
FILES FISCAL 2004 10-K
PAGE 4

OUTLOOK
Based on current business conditions, the company expects earnings per share to decline by 10 percent to 15 percent for the first half of fiscal 2005, with a decline of approximately 25 percent in the first quarter. The largest factor contributing to this decline is the ongoing business model transition in Cardinal Health's pharmaceutical distribution segment. Challenges in other business segments will also contribute to the decline, including margin pressure on medical products, delays in the start-up of manufacturing in Humacao, Puerto Rico, associated costs of new sterile manufacturing projects and continued pressure on the sale of automation systems.

Cardinal Health has initiated strategic and operational actions to improve long-term results, including a restructuring program targeting cost structure improvements of $125 million in fiscal 2005, with greater annual savings over a three-year period. Cardinal Health maintains an earnings-per-share growth goal of at least 10 percent for the fiscal year. Achievement of this goal, however, is dependent on the benefits of this restructuring program and operational progress, most notably in its pharmaceutical distribution business.

The company continues to target long-term financial goals of:

     o    Annual earnings-per-share growth in the mid-teens or better;

     o Revenue growth in the low-to-mid-teens, faster than growth in the markets in which the company competes;

     o    Free cash flow greater than or equal to 60 percent of net earnings;

     o    Return on equity of more than 20 percent annually.

SEC INVESTIGATION
As previously reported, in October 2003, the SEC initiated an informal inquiry regarding Cardinal Health seeking historical financial and related information. In May, the company was notified that the SEC had converted the informal inquiry into a formal investigation. In June, as part of the SEC's formal investigation, Cardinal Health received an SEC subpoena that included a request for the production of documents relating to revenue classification, and the methods used for such classification, in the company's Pharmaceutical Distribution business as either "Operating Revenues" or "Bulk Deliveries to Customer Warehouses and Other." In addition, the company learned that the U.S. Attorney for the Southern District of New York had also commenced an inquiry that the company understands relates to the revenue classification issue. Cardinal Health continues to respond to the investigations by providing all information required.

CONFERENCE CALL AND INVESTOR MEETING
Cardinal Health has scheduled a conference call for today at 5:30 p.m. Eastern Daylight Time to discuss its fiscal year financial performance. To access this discussion and the corresponding slide presentation, go to the Investor Relations page at www.cardinal.com. The conference call may also be accessed by calling 706-634-5100, passcode 1816714. An audio replay of the conference call will be available until 11:30 p.m. on Oct. 28 at 706-645-9291, passcode 1816714. A transcript and audio replay of the Webcast will also be available at www.cardinal.com.


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


CARDINAL HEALTH ANNOUNCES FOURTH QUARTER AND YEAR-END RESULTS,
FILES FISCAL 2004 10-K
PAGE 5

In addition, Cardinal Health will host a management update for invited analysts and investment professionals concurrent with the release of its first-quarter fiscal 2005 earnings on the morning of Friday, Nov. 5. Cardinal Health's annual meeting of shareholders has been scheduled for Dec. 8 in Dublin, Ohio.


ABOUT CARDINAL HEALTH

CARDINAL HEALTH, INC. (www.cardinal.com) is the leading provider of products and services supporting the health care industry. Cardinal Health develops, manufactures, packages and markets products for patient care; develops drug-delivery technologies; distributes pharmaceuticals and medical, surgical and laboratory supplies; and offers consulting and other services that improve quality and efficiency in health care. Headquartered in Dublin, Ohio, Cardinal Health employs more than 55,000 people on six continents and produces annual revenues of more than $65 billion. Cardinal Health is ranked No.17 on the current Fortune 500 list and named one of the best U.S. companies by Forbes magazine for 2004.


                                       ###



Except for historical information, all other information in this news release consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. The most significant of these uncertainties are described in Cardinal Health's Form 10-K, Form 8-K and Form 10-Q reports (including all amendments to those reports) and exhibits to those reports, and include (but are not limited to) the costs, difficulties, and uncertainties related to the integration of acquired businesses, the loss of one or more key customer or supplier relationships or changes to the terms of those relationships, changes in the distribution patterns or reimbursement rates for health-care products and/or services, the results, consequences, effects or timing of any inquiry or investigation by any regulatory authority or any legal and administrative proceedings, and general economic and market conditions. Cardinal Health undertakes no obligation to update or revise any forward-looking statement.


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

CARDINAL HEALTH, INC.
CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)
(IN MILLIONS, EXCEPT PER COMMON SHARE AMOUNTS)

                                                                            FOURTH QUARTER
                                                                --------------------------------------
                                                                   June          June
                                                                   2004          2003         % Change
                                                                --------------------------------------
                                                                               (Restated)
Revenue                                                         $16,922.7    $   15,183.8       11%
Cost of products sold                                            15,698.7        13,968.3       12%
                                                                ---------    ------------

Gross margin                                                      1,224.0         1,215.5        1%

Selling, general and administrative expenses                        602.1           609.0       (1)%

Special items - merger charges                                       21.1            25.1       N.M.
              - foundation contribution                              31.7               -       N.M.
              - other                                               (13.4)           23.9       N.M.
                                                                ---------    ------------

Operating earnings                                                  582.5           557.5        4%

Interest expense and other                                           23.8            22.6        5%
                                                                ---------    ------------

Earnings before income taxes and discontinued operations            558.7           534.9        4%

Provision for income taxes                                          161.3           175.7       (8)%
                                                                ---------    ------------

Earnings from continuing operations                                 397.4           359.2       11%

Loss from discontinued operations (net of tax of $2.6 and
     $1.4 for the quarters ending June 30, 2004 and 2003,
     respectively)                                                   (3.9)           (4.3)      N.M.
                                                                ---------    ------------

Net earnings                                                    $   393.5    $      354.9       N.M.
                                                                =========    ============

Basic earnings per Common Share:
      Continuing operations                                     $    0.92    $       0.80       15%
      Discontinued operations                                       (0.01)          (0.01)      N.M.
                                                                ---------    ------------

      Net basic earnings per Common Share                       $    0.91    $       0.79       N.M.
                                                                =========    ============

Diluted earnings per Common Share:
      Continuing operations                                     $    0.91    $       0.79       15%
      Discontinued operations                                       (0.01)          (0.01)      N.M.
                                                                ---------    ------------

      Net diluted earnings per Common Share                     $    0.90    $       0.78       N.M.
                                                                =========    ============

Weighted average number of shares outstanding:
      Basic                                                         430.4           446.8
      Diluted                                                       436.7           453.3

The following table summarizes the impact of special items on net earnings and diluted earnings per Common Share in the quarters in which they were recorded:

                                                           Current Year            Prior Year
                                                       --------------------    -------------------
                                                          Net      Diluted       Net       Diluted
                                                       Earnings      EPS       Earnings      EPS
                                                       --------    -------     --------    -------
Impact of special items - merger charges               $ (13.2)   $   (0.03)   $ (16.3)    $(0.03)
                        - foundation contribution        (21.3)       (0.05)         -          -
                        - other                            9.2         0.02      (17.0)     (0.04)
                                                       -------    ---------    -------     ------
Impact of special items                                $ (25.3)   $   (0.06)   $ (33.3)    $(0.07)
                                                       =======    =========    =======     ======

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

CARDINAL HEALTH, INC.
CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)
(IN MILLIONS, EXCEPT PER COMMON SHARE AMOUNTS)

                                                                                                 YEAR-TO-DATE
                                                                          ---------------------------------------------------------
                                                                                 June                   June
                                                                                 2004                   2003            % Change
                                                                          ------------------     --------------------  ------------
                                                                                                     (Restated)
Revenue                                                                   $         65,053.5     $          56,731.5        15%
Cost of products sold                                                               60,312.3                52,249.3        15%
                                                                          ------------------     -------------------

Gross margin                                                                         4,741.2                 4,482.2         6%

Selling, general and administrative expenses                                         2,346.5                 2,246.3         4%

Special items - merger charges                                                          44.7                    74.4       N.M.
              - foundation contribution                                                 31.7                       -       N.M.
              - other                                                                  (19.0)                  (34.5)      N.M.
                                                                          ------------------     -------------------

Operating earnings                                                                   2,337.3                 2,196.0         6%

Interest expense and other                                                              98.9                   115.3       (14)%
                                                                          ------------------     -------------------

Earnings before income taxes, discontinued operations and
  cumulative effect of change in accounting                                          2,238.4                 2,080.7         8%

Provision for income taxes                                                             713.7                   699.5         2%
                                                                          ------------------     -------------------

Earnings from continuing operations before cumulative effect
  of change in accounting                                                            1,524.7                 1,381.2        10%

Loss from discontinued operations (net of tax of $7.4 and $2.5 for the year-to-date periods ending June 30, 2004
       and 2003, respectively)                                                         (11.7)                   (6.1)      N.M.

Cumulative effect of change in accounting                                              (38.5)                      -       N.M.
                                                                          ------------------     -------------------

Net earnings                                                              $          1,474.5     $           1,375.1       N.M.
                                                                          ==================     ===================

Basic earnings per Common Share:
       Continuing operations                                              $             3.51     $              3.10        13%
       Discontinued operations                                                         (0.03)                  (0.02)      N.M.
       Cumulative effect of change in accounting                                       (0.09)                      -       N.M.
                                                                          ------------------     -------------------
       Net basic earnings per Common Share                                $             3.39     $              3.08       N.M.
                                                                          ==================     ===================

Diluted earnings per Common Share:
       Continuing operations                                              $             3.47     $              3.05        14%
       Discontinued operations                                                         (0.03)                  (0.02)      N.M.
       Cumulative effect of change in accounting                                       (0.09)                      -       N.M.
                                                                          ------------------     -------------------
       Net diluted earnings per Common Share                              $             3.35     $              3.03       N.M.
                                                                          ==================     ===================

Weighted average number of shares outstanding:
       Basic                                                                           434.4                   446.0
       Diluted                                                                         440.0                   453.3

The following table summarizes the impact of special items on net earnings and diluted earnings per Common Share in the quarters in which they were recorded:

                                                                 Current Year                        Prior Year
                                                        -----------------------------      -----------------------------
                                                              Net           Diluted             Net            Diluted
                                                           Earnings           EPS             Earnings           EPS
                                                        --------------   ------------      ------------      -----------
Impact of special items - merger charges                $       (27.7)   $      (0.06)     $      (47.5)     $     (0.10)
                        - foundation contribution               (21.3)          (0.05)                -                -
                        - other                                  13.4            0.03              14.3             0.03
                                                        -------------    ------------      ------------      -----------
Impact of special items                                 $       (35.6)   $      (0.08)     $      (33.2)     $     (0.07)
                                                        =============    ============      ============      ===========

                                   -- more --

                              CARDINAL HEALTH, INC.
                           CONSOLIDATED BALANCE SHEETS
                                  (IN MILLIONS)

                                   (unaudited)

                                                        JUNE 30,    March 31,     June 30,
                                                          2004        2004          2003
                                                      -----------  -----------  -----------
                                                                    (Restated)   (Restated)
ASSETS

CURRENT ASSETS

Cash and equivalents                                  $   1,096.0  $     527.2  $   1,724.0
Trade receivables                                         3,432.7      3,496.8      2,784.4
Current portion of investment in sales-type leases          202.1        256.1        171.8
Inventories                                               7,471.3      8,522.5      7,570.9
Prepaid expenses and other                                  795.4        739.6        776.0
Assets held for sale from discontinued operations            60.4        139.0        170.1
                                                      -----------  -----------  -----------
   Total current assets                                  13,057.9     13,681.2     13,197.2
                                                      -----------  -----------  -----------
Property and equipment - net                              2,364.0      2,233.5      2,089.5
Investment in sales-type leases                             546.0        538.4        557.3
Other assets                                              5,401.2      3,369.8      2,621.1
                                                      -----------  -----------  -----------
TOTAL ASSETS                                          $  21,369.1  $  19,822.9  $  18,465.1
                                                      ===========  ===========  ===========

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES

Notes payable - banks and current portion of
   long-term obligations                              $     860.6  $      54.5  $     228.7
Accounts payable                                          6,432.4      6,998.6      5,288.8
Other accrued liabilities                                 2,021.3      1,670.8      1,728.4
Liabilities from discontinued operations                     55.1         60.9         64.3
                                                      -----------  -----------  -----------
   Total current liabilities                              9,369.4      8,784.8      7,310.2
                                                      -----------  -----------  -----------
Long-term obligations, less current portion               2,834.7      2,477.0      2,471.9
Deferred taxes and other liabilities                      1,188.7      1,038.8      1,008.5
Total shareholders' equity                                7,976.3      7,522.3      7,674.5
                                                      -----------  -----------  -----------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY            $  21,369.1  $  19,822.9  $  18,465.1
                                                      ===========  ===========  ===========

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

CARDINAL HEALTH, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(IN MILLIONS)

                                                                                    THREE MONTHS ENDED      FOR THE YEAR ENDED
                                                                                  ----------------------  ----------------------
                                                                                          JUNE 30,               JUNE 30,
                                                                                  ----------------------  ----------------------
                                                                                     2004        2003        2004       2003
                                                                                  ----------  ----------  ----------  ----------
                                                                                              (RESTATED)              (RESTATED)
CASH FLOWS FROM OPERATING ACTIVITIES:
     Earnings from continuing operations before cumulative effect                 $    397.4  $    359.2  $  1,524.7  $  1,381.2
         of change in accounting
     Adjustments to reconcile earnings from continuing operations before cumulative effect of change in accounting to net cash from operations:
         Depreciation and amortization                                                  78.8        70.6       299.2       265.8
         Change in operating assets and liabilities, net of
           effects from acquisitions:
           (Increase)/decrease in trade receivables                                    156.7        61.3      (455.6)     (391.5)
           (Increase)/decrease in inventories                                        1,153.1     1,161.1       245.5      (217.9)
           (Increase)/decrease in net investment in sales-type leases                   58.2        46.1        (7.2)      107.8
           Increase/(decrease) in accounts payable                                    (597.3)   (1,175.1)    1,014.6      (278.5)
           Other operating items - net                                                  42.4       359.0         3.5       531.1
                                                                                  ----------  ----------  ----------  ----------
         Net cash provided by operating activities                                   1,289.3       882.2     2,624.7     1,398.0
                                                                                  ----------  ----------  ----------  ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
     Acquisition/divestiture of subsidiaries, net of cash acquired                  (1,528.5)      (23.6)   (2,089.7)      (26.8)
     Proceeds from sale of property, equipment, and other assets                        11.2        16.0        19.5        57.7
     Additions to property and equipment                                              (138.2)     (159.1)     (410.2)     (423.2)
     Proceeds from sale of discontinued operations                                      38.3        40.8        43.4        48.6
                                                                                  ----------  ----------  ----------  ----------
         Net cash used in investing activities                                      (1,617.2)     (125.9)   (2,437.0)     (343.7)
                                                                                  ----------  ----------  ----------  ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Net change in commercial paper and short-term debt                                647.1         1.8       646.2         8.5
     Net change in long-term obligations                                               229.8       359.9      (126.3)      318.4
     Proceeds from issuance of Common Shares                                            72.4        72.0       216.7       197.3
     Purchase of Treasury Stock                                                        (39.7)        -      (1,500.0)   (1,191.7)
     Dividends on Common Shares                                                        (12.9)      (11.2)      (52.3)      (44.8)
                                                                                  ----------  ----------  ----------  ----------
         Net cash provided by/(used in) financing activities                           896.7       422.5      (815.7)     (712.3)
                                                                                  ----------  ----------  ----------  ----------
NET INCREASE/(DECREASE) IN CASH AND EQUIVALENTS                                        568.8     1,178.8      (628.0)      342.0
CASH AND EQUIVALENTS AT BEGINNING OF PERIOD                                            527.2       545.2     1,724.0     1,382.0
                                                                                  ----------  ----------  ----------  ----------
CASH AND EQUIVALENTS AT END OF PERIOD                                             $  1,096.0  $  1,724.0  $  1,096.0  $  1,724.0
                                                                                  ==========  ==========  ==========  ==========

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
        CARDINAL HEALTH, INC. - FOURTH QUARTER FY 2004 BUSINESS ANALYSIS
                                  ($ MILLIONS)

                PHARMACEUTICAL DISTRIBUTION AND PROVIDER SERVICES

                                                 2004               2003
                                                -------            -------
 -   REVENUE
        - Amount                                $14,095           $12,541
        - Growth Rate                                12%               15%
        - Mix                                        83%               83%

 -   OPERATING EARNINGS
        - Amount                                $   309           $   307
        - Growth Rate                                 0%               (1)%
        - Mix                                        45%               46%
        - Ratio to Revenue                         2.19%             2.45%

-------------------------------------------------------------------------------------

                          MEDICAL PRODUCTS AND SERVICES

                                                 2004               2003
                                                -------            -------
 -   REVENUE
        - Amount                                $ 1,909           $ 1,737
        - Growth Rate                                10%                7%
        - Mix                                        11%               11%

 -   OPERATING EARNINGS
        - Amount                                $   174           $   156
        - Growth Rate                                12%               11%
        - Mix                                        26%               24%
        - Ratio to Revenue                         9.14%             9.00%

-------------------------------------------------------------------------------------

                    PHARMACEUTICAL TECHNOLOGIES AND SERVICES

                                                 2004               2003
                                                -------            -------
 -   REVENUE
        - Amount                                $   740           $   711
        - Growth Rate                                 4%               83%
        - Mix                                         5%                5%

 -   OPERATING EARNINGS
        - Amount                                $   132           $   115
        - Growth Rate                                14%               52%
        - Mix                                        19%               17%
        - Ratio to Revenue                        17.81%            16.18%

-------------------------------------------------------------------------------------

                       AUTOMATION AND INFORMATION SERVICES

                                                 2004               2003
                                                -------            -------
 -   REVENUE
        - Amount                                $   178           $   202
        - Growth Rate                               (12)%              19%
        - Mix                                         1%                1%

 -   OPERATING EARNINGS
        - Amount                                $    68           $    86
        - Growth Rate                               (21)%              21%
        - Mix                                        10%               13%
        - Ratio to Revenue                        38.13%            42.68%


                                   -- more --

CARDINAL HEALTH, INC. - FOURTH QUARTER FY 2004 BUSINESS ANALYSIS
($ MILLIONS)

                                                       TOTAL                             Excluding Special Items
                                               ------------------------                 -------------------------
                                                 2004            2003                    2004               2003
                                               --------        --------                 ------             ------
-  REVENUE
      - Amount                                 $16,923         $15,184
      - Growth Rate                                 11%             17%

-  OPERATING EARNINGS
      - Amount                                 $   583         $   557                  $ 622              $ 606
      - Growth Rate                                  4%             10%                     3%                10%

-  RATIO TO REVENUE
      - Gross Margin                              7.23%           8.00%
      - Expenses                                  3.56%           4.01%
      - Special Items                             0.23%           0.32%
      - Operating Earnings                        3.44%           3.67%                  3.67%              3.99%

-  NET EARNINGS*
      - Amount                                 $   397         $   359                  $ 423              $ 393
      - Growth Rate                                 11%             13%                     8%                12%
      - Ratio to Revenue                          2.35%           2.36%                  2.50%              2.59%

-  PRODUCTIVITY
      - Margin Per Expense Dollar              $  2.03         $  2.00

-  ASSET MANAGEMENT
      - Operating Cash Flow                    $ 1,289         $   882
      - Free Cash Flow                         $ 1,149         $   728
      - Return on Invested Capital                8.06%           7.62%                  8.55%              8.30%


- MARGIN PER EXPENSE DOLLAR = RATIO OF GROSS MARGIN TO EXPENSES

* THE NET EARNINGS SECTION IS PRESENTED BEFORE DISCONTINUED OPERATIONS.

SEE THE GAAP/NON-GAAP RECONCILIATION FOR THE CALCULATIONS AND DEFINITIONS
  SUPPORTING THE BALANCES EXCLUDING SPECIAL ITEMS.

                                   -- more --

           CARDINAL HEALTH, INC. - FISCAL YEAR 2004 BUSINESS ANALYSIS
                                  ($ MILLIONS)

                PHARMACEUTICAL DISTRIBUTION AND PROVIDER SERVICES

                                     2004              2003
                                    -------           -------
-  REVENUE
      - Amount                      $54,231           $47,260
      - Growth Rate                      15%               10%
      - Mix                              84%               83%

-  OPERATING EARNINGS
      - Amount                      $ 1,173           $ 1,188
      - Growth Rate                      (1)%              10%
      - Mix                              46%               49%
      - Ratio to Revenue               2.16%             2.51%

-------------------------------------------------------------------------------

                          MEDICAL PRODUCTS AND SERVICES

                                     2004              2003
                                    -------           -------
-  REVENUE
      - Amount                      $ 7,358           $ 6,615
      - Growth Rate                      11%                6%
      - Mix                              11%               12%

-  OPERATING EARNINGS
      - Amount                      $   666           $   592
      - Growth Rate                      13%                9%
      - Mix                              26%               25%
      - Ratio to Revenue               9.05%             8.95%

-------------------------------------------------------------------------------

                    PHARMACEUTICAL TECHNOLOGIES AND SERVICES

                                     2004              2003
                                    -------           -------
-  REVENUE
      - Amount                      $ 2,804           $ 2,250
      - Growth Rate                      25%               59%
      - Mix                               4%                4%

-  OPERATING EARNINGS
      - Amount                      $   465           $   368
      - Growth Rate                      26%               39%
      - Mix                              18%               15%
      - Ratio to Revenue              16.60%            16.37%

-------------------------------------------------------------------------------

                       AUTOMATION AND INFORMATION SERVICES

                                     2004              2003
                                    -------           -------
-  REVENUE
      - Amount                      $   681           $   667
      - Growth Rate                       2%               19%
      - Mix                               1%                1%

-  OPERATING EARNINGS
      - Amount                      $   270           $   266
      - Growth Rate                       2%               27%
      - Mix                              10%               11%
      - Ratio to Revenue              39.68%            39.91%

                                   -- more --

           CARDINAL HEALTH, INC. - FISCAL YEAR 2004 BUSINESS ANALYSIS
                                  ($ MILLIONS)

                                                     TOTAL             Excluding Special Items
                                                     -----             -----------------------
                                              2004           2003          2004        2003
                                             -------        -------       ------      ------
-    REVENUE

        - Amount                             $65,053        $56,732
        - Growth Rate                             15%            11%


-    OPERATING EARNINGS

        - Amount                             $ 2,337        $ 2,196      $2,395      $2,236
        - Growth Rate                              6%            18%          7%         13%

-    RATIO TO REVENUE

        - Gross Margin                          7.29%          7.90%
        - Expenses                              3.61%          3.96%
        - Special Items                         0.09%          0.07%
        - Operating Earnings                    3.59%          3.87%       3.68%       3.94%

-    NET EARNINGS*

        - Amount                             $ 1,525        $ 1,381      $1,560      $1,414
        - Growth Rate                             10%            21%         10%         16%
        - Ratio to Revenue                      2.34%          2.43%       2.40%       2.49%

-    PRODUCTIVITY

        - Margin Per Expense Dollar          $  2.02        $  2.00

-    ASSET MANAGEMENT

        - Operating Cash Flow                $ 2,625        $ 1,398
        - Free Cash Flow                     $ 2,182        $   988
        - Return on Invested Capital            7.92%          7.73%       8.10%       7.91%

- MARGIN PER EXPENSE DOLLAR = RATIO OF GROSS MARGIN TO EXPENSES

* THE NET EARNINGS SECTION IS PRESENTED BEFORE DISCONTINUED OPERATIONS AND CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING.

SEE THE GAAP/NON-GAAP RECONCILIATION FOR THE CALCULATIONS AND DEFINITIONS SUPPORTING THE BALANCES EXCLUDING SPECIAL ITEMS.

                                   -- more --

   CARDINAL HEALTH, INC. - QUARTERLY FY 2004 BUSINESS ANALYSIS
                       ($ MILLIONS)


                   PHARMACEUTICAL DISTRIBUTION AND PROVIDER SERVICES

                              Q1           Q2            Q3            Q4        TOTAL
                              --           --            --            --        -----
-   REVENUE

       - Amount            $12,883       $13,623       $13,630       $14,095    $54,231
       - Growth Rate            18%           15%           14%           12%        15%
       - Mix                    84%           83%           83%           83%        84%

-   OPERATING EARNINGS

       - Amount            $   256       $   261       $   348       $   309    $ 1,173
       - Growth Rate            (3)%         (12)%           8%            0%        (1)%
       - Mix                    45%           43%           49%           45%        46%
       - Ratio to Revenue     1.99%         1.92%         2.55%         2.19%      2.16%

-------------------------------------------------------------------------------------------

                                 MEDICAL PRODUCTS AND SERVICES

                             Q1            Q2            Q3            Q4        TOTAL
                             --            --            --            --        -----
-   REVENUE

       - Amount            $ 1,733       $ 1,839       $ 1,876       $ 1,909    $ 7,358
       - Growth Rate             9%           12%           14%           10%        11%
       - Mix                    11%           11%           12%           11%        11%

-   OPERATING EARNINGS

       - Amount            $   150       $   160       $   182       $   174    $   666
       - Growth Rate            15%           12%           13%           12%        13%
       - Mix                    27%           26%           25%           26%        26%
       - Ratio to Revenue     8.66%         8.67%         9.70%         9.14%      9.05%

-------------------------------------------------------------------------------------------

                           PHARMACEUTICAL TECHNOLOGIES AND SERVICES

                             Q1             Q2           Q3            Q4        TOTAL
                             --             --           --            --        -----
-   REVENUE

       - Amount            $   647       $   708       $   710       $   740    $ 2,804
       - Growth Rate            52%           52%            9%            4%        25%
       - Mix                     4%            5%            4%            5%         4%

-   OPERATING EARNINGS

       - Amount            $   106       $   113       $   114       $   132    $   465
       - Growth Rate            47%           32%           20%           14%        26%
       - Mix                    19%           18%           16%           19%        18%
       - Ratio to Revenue    16.45%        16.02%        16.04%        17.81%     16.60%

-------------------------------------------------------------------------------------------


                              AUTOMATION AND INFORMATION SERVICES

                             Q1            Q2            Q3            Q4        TOTAL
                             --            --            --            --        -----
-   REVENUE

       - Amount            $   143       $   187       $   172       $  178     $   681
       - Growth Rate             7%           14%            4%         (12)%         2%
       - Mix                     1%            1%            1%            1%         1%

-   OPERATING EARNINGS

       - Amount            $    53       $    80       $    69       $   68     $   270
       - Growth Rate            15%           15%            8%         (21)%         2%
       - Mix                     9%           13%           10%          10%         10%
       - Ratio to Revenue    37.17%        42.46%        40.34%       38.13%      39.68%

-THE SUM OF THE QUARTERS MAY NOT EQUAL YEAR-TO-DATE DUE TO ROUNDING.

                                   -- more --

           CARDINAL HEALTH, INC. - QUARTERLY FY 2004 BUSINESS ANALYSIS
                                  ($ MILLIONS)

                         TOTAL (EXCLUDING SPECIAL ITEMS)

                                           Q1        Q2        Q3        Q4      TOTAL
                                        -------   -------   -------   -------   -------
-    REVENUE
        - Amount                        $15,388   $16,351   $16,392   $16,923   $65,053
        - Growth Rate                        18%       16%       14%       11%       15%

-    OPERATING EARNINGS
        - Amount                        $   525   $   573   $   675   $   622   $ 2,395
        - Growth Rate                        10%        3%       13%        3%        7%

-    RATIO TO REVENUE
        - Gross Margin                     6.97%     7.10%     7.83%     7.23%     7.29%
        - Expenses                         3.56%     3.60%     3.71%     3.56%     3.61%
        - Operating Earnings               3.41%     3.50%     4.12%     3.67%     3.68%

-    NET EARNINGS*
        - Amount                        $   332   $   370   $   435   $   423   $ 1,560
        - Growth Rate                        12%        6%       15%        8%       10%
        - Ratio to Revenue                 2.16%     2.26%     2.65%     2.50%     2.40%

-    PRODUCTIVITY
        - Margin Per Expense Dollar     $  1.96   $  1.97   $  2.11   $  2.03   $  2.02

-    ASSET MANAGEMENT
        - Operating Cash Flow           $   294   $   254   $   787   $ 1,289   $ 2,625
        - Free Cash Flow                $   205   $   158   $   669   $ 1,149   $ 2,182
        - Return on Invested Capital       7.11%     7.80%     9.16%     8.55%     8.10%

- MARGIN PER EXPENSE DOLLAR = RATIO OF GROSS MARGIN TO EXPENSES

- THE SUM OF THE QUARTERS MAY NOT EQUAL YEAR-TO-DATE DUE TO ROUNDING.

* THE NET EARNINGS SECTION IS PRESENTED BEFORE DISCONTINUED OPERATIONS AND CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING.

      SEE THE GAAP/NON-GAAP RECONCILIATION FOR THE CALCULATIONS AND DEFINITIONS SUPPORTING THE BALANCES EXCLUDING SPECIAL ITEMS.

                                   -- more --

     CARDINAL HEALTH, INC. - FISCAL 2004 AND 2003 ASSET MANAGEMENT ANALYSIS
                                  ($ MILLIONS)

                                                  2004
                                                  ----
                                 Q1       Q2       Q3       Q4       YTD
                                 --       --       --       --       ---
- RECEIVABLE DAYS                17.5     17.4     17.5     17.7

- DAYS INVENTORY ON HAND           45       44       45       38

- CASH                         $  992   $  544   $  527   $1,096

- DEBT                         $2,724   $2,726   $2,532   $3,695

- EQUITY                       $6,993   $7,456   $7,522   $7,976

- NET DEBT/TOTAL CAPITAL           20%      23%      21%      25%

- TANGIBLE NET WORTH           $4,653   $4,558   $4,520   $3,038

- RETURN ON EQUITY               17.6%    20.7%    23.0%    20.5%    20.3%

   EXCLUDING SPECIAL ITEMS       18.1%    20.5%    23.2%    21.8%    20.7%

- TAX RATE                       33.2%    32.9%    32.7%    28.9%    31.9%

   EXCLUDING SPECIAL ITEMS       33.2%    33.1%    32.8%    29.3%    32.0%

                                                  2003
                                                  ----
                                 Q1       Q2       Q3       Q4       YTD
                                 --       --       --       --       ---
- RECEIVABLE DAYS                18.0     16.1     16.8     16.6

- DAYS INVENTORY ON HAND           47       51       53       43

- CASH                         $  946   $  999   $  545   $1,724

- DEBT                         $2,255   $2,260   $2,355   $2,701

- EQUITY                       $6,305   $6,487   $7,185   $7,675

- NET DEBT/TOTAL CAPITAL           17%      16%      20%      11%

- TANGIBLE NET WORTH           $4,738   $4,914   $4,867   $5,342

- RETURN ON EQUITY               17.8%    23.1%    21.7%    19.3%    20.3%

   EXCLUDING SPECIAL ITEMS       18.6%    21.8%    22.1%    21.1%    20.7%

- TAX RATE                       34.0%    34.3%    33.4%    32.8%    33.6%

   EXCLUDING SPECIAL ITEMS       33.3%    33.8%    33.4%    32.8%    33.3%

                                   -- more --

SEE THE GAAP/NON-GAAP RECONCILIATION FOR THE CALCULATIONS AND DEFINITIONS SUPPORTING THE BALANCES EXCLUDING SPECIAL ITEMS.

             CARDINAL HEALTH, INC. - GAAP / NON-GAAP RECONCILIATION
                                  ($ MILLIONS)

                           FOURTH QUARTER FISCAL 2004

                                                      GAAP*                         EXCLUDING
                                                      BASIS        SPECIAL ITEMS   SPECIAL ITEMS
                                                      -----        -------------   -------------
- SPECIAL ITEMS
   - Merger related costs                             $  21           $  21               -
   - Foundation contribution                          $  32           $  32               -
   - Other, primarily litigation settlements         ($  13)         ($  13)              -

- OPERATING EARNINGS
   - Amount                                           $ 583           $  39           $ 622
   - Growth rate                                          4%                              3%
   - Ratio to revenue (Return on sales)                3.44%                           3.67%

- NET EARNINGS**
   - Amount                                           $ 397           $  26           $ 423
   - Growth rate                                         11%                              8%
   - Ratio to revenue                                  2.35%                           2.50%
   - Diluted EPS                                      $0.91           $0.06           $0.97

- INCOME TAX PROVISION
   - Income tax provision                              $ 161           $  13           $ 174


-------------------------------------------------------------------------------

                           FOURTH QUARTER FISCAL 2003

                                                      GAAP*                          EXCLUDING
                                                      BASIS        SPECIAL ITEMS   SPECIAL ITEMS
                                                      -----        -------------   -------------
- SPECIAL ITEMS
   - Merger related costs                            $  25            $  25              -
   - Foundation contribution                             -                -              -
   - Other, primarily restructuring charges          $  24            $  24              -

- OPERATING EARNINGS
   - Amount                                          $ 557            $  49          $ 606
   - Growth rate                                        10%                             10%
   - Ratio to revenue (Return on sales)               3.67%                           3.99%

- NET EARNINGS**
   - Amount                                         $ 359             $  34          $ 393
   - Growth rate                                       13%                              12%
   - Ratio to revenue                                2.36%                            2.59%
   - Diluted EPS                                    $0.79             $0.07          $0.86

- INCOME TAX PROVISION
   - Income tax provision                           $ 176             $  15          $ 191

-------------------------------------------------------------------------------

                                   FISCAL 2004

                                                      GAAP*                          EXCLUDING
                                                      BASIS        SPECIAL ITEMS   SPECIAL ITEMS
                                                      -----        -------------   -------------
- SPECIAL ITEMS
   - Merger related costs                            $    45          $    45               -
   - Foundation contribution                         $    32          $    32               -
   - Other, primarily litigation settlements        ($    19)        ($    19)              -

- OPERATING EARNINGS
   - Amount                                          $ 2,337          $    58         $ 2,395
   - Growth rate                                           6%                               7%
   - Ratio to revenue (Return on sales)                 3.59%                            3.68%

- NET EARNINGS**
   - Amount                                          $ 1,525          $    35         $ 1,560
   - Growth rate                                          10%                              10%
   - Ratio to revenue                                   2.34%                            2.40%
   - Diluted EPS                                     $  3.47          $  0.08         $  3.55

- INCOME TAX PROVISION
   - Income tax provision                            $   714          $    23         $   737

-------------------------------------------------------------------------------

                                   FISCAL 2003

                                                      GAAP*                         EXCLUDING
                                                      BASIS        SPECIAL ITEMS   SPECIAL ITEMS
                                                      -----        -------------   -------------
- SPECIAL ITEMS
   - Merger related costs                            $    74          $    74              -
   - Foundation contribution                               -                -              -
   - Other, primarily litigation settlements        ($    34)        ($    34)             -

- OPERATING EARNINGS
   - Amount                                          $ 2,196          $    40        $ 2,236
   - Growth rate                                          18%                             13%
   - Ratio to revenue (Return on sales)                 3.87%                           3.94%

- NET EARNINGS**
   - Amount                                          $ 1,381          $    33        $ 1,414
   - Growth rate                                          21%                             16%
   - Ratio to revenue                                   2.43%                           2.49%
   - Diluted EPS                                     $  3.05          $  0.07        $  3.12

- INCOME TAX PROVISION
   - Income tax provision                            $   700          $     7        $   707

*     GAAP - AMOUNTS THAT CONFORM WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES.

** THE NET EARNINGS SECTION IS PRESENTED BEFORE DISCONTINUED OPERATIONS AND CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING.

DEFINITIONS:

RETURN ON EQUITY (EXCLUDING SPECIAL ITEMS) = (Earnings from continuing operations + special items after tax) annualized / average shareholders' equity excluding special items

   Note: Average shareholders' equity excluding special items used in the return on equity calculation was $7.8 billion and $7.4 billion in the fourth quarter of fiscal 2004 and 2003, respectively. Average shareholders' equity excluding special items was $7.5 billion and $6.8 billion year to date fiscal 2004 and 2003, respectively.

EFFECTIVE TAX RATE (EXCLUDING SPECIAL ITEMS) = (Income tax provision + tax effect of special items) / (earnings before income taxes + special items)

GROWTH RATE (EXCLUDING SPECIAL ITEMS) = (Current quarter earnings excluding special items - prior year quarter earnings excluding special items) / prior year quarter earnings excluding special items

RATIO TO REVENUE (EXCLUDING SPECIAL ITEMS) = Current quarter earnings excluding special items / operating revenue

FREE CASH FLOW = Operating cash flow - net property activity - dividends

RETURN ON INVESTED CAPITAL (EXCLUDING SPECIAL ITEMS) = [Operating earnings excluding special items annualized x (1 - effective tax rate, excluding special items)] / average (equity + debt + unrecorded goodwill)

   Note: Average unrecorded goodwill used in return on invested capital calculation was $9.7 billion in fiscal 2004 and fiscal 2003.

NET DEBT TO TOTAL CAPITAL = Net debt / (net debt + shareholders' equity)

   Note: Net debt = long-term obligations + short-term obligations + notes payable banks - cash

                                      ###